Exhibit 99.1
FOR IMMEDIATE RELEASE
Press Contacts:
Philippe Laguerre
BUSINESS OBJECTS
+33 608 644 655
philippe.laguerre@businessobjects.com
Kathy Maag Bentaieb
INXIGHT SOFTWARE
408-738-6322
kbentaieb@inxight.com
Investor Contact:
John Ederer
BUSINESS OBJECTS
408/953-6064
john.ederer@businessobjects.com
BUSINESS OBJECTS TO ACQUIRE TEXT ANALYTICS LEADER
INXIGHT SOFTWARE
Combination of Inxight and Business Objects to Deliver First
Full Spectrum Business Intelligence Platform
Business Objects Insight Europe — BERLIN – May 22, 2007 — Business Objects (Nasdaq:BOBJ; Euronext Paris ISIN code: FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced it has entered into a definitive agreement to acquire Inxight Software, Inc. Based in Sunnyvale, Calif., Inxight is a leading provider of software solutions for unstructured information discovery, including text analytics, federated search, and data visualization. Financial details of the transaction, which is expected to close in July of 2007, were not disclosed.
The combination of Business Objects and Inxight Software will provide organizations with a comprehensive BI solution to address all of their data assets. With the combined technology, companies will now have streamlined access to both structured information within databases and data warehouses, and unstructured information such as emails, documents, notes fields, and web content that is estimated to comprise more than 80 percent of all organizational data. Inxight brings a compelling combination of text analytics, federated search, and visualization capabilities to the BusinessObjects XI platform to enable customers to easily discover, manage, and analyze unstructured content inside and outside of their organization.

“The addition of Inxight to the Business Objects portfolio will give our customers unsurpassed capabilities in the BI industry and once again raises the bar for true business intelligence,” said John Schwarz, CEO of Business Objects. “Our customers want to use the full spectrum of available data to make the best decisions possible and drive optimized organizational performance. Federated search, text analytics, and unstructured data access are a natural and inherent part of business intelligence, and represent an untapped source of knowledge which most organizations have yet to harvest. Whether it’s looking at fraud detection, regulatory compliance, the voice of the customer, or intelligence and counter-terrorism, text analytics can help predict important events before they happen and find opportunities before the competition.”
Inxight Software is a privately-held company, with more than 120 employees and 2006 revenues in excess of $25 million. Born out of Xerox PARC, Inxight is a recognized leader in providing innovative solutions for unstructured information discovery across 32 languages. Inxight customers include Air Products, AOL, Merrill Lynch, Morgan Stanley, Novartis, and Thomson, as well as multiple U.S. and foreign government agencies such as the Department of Defense, Defense Intelligence Agency, Department of Homeland Security, and Commonwealth Secretariat. The company has more than 300 software OEM agreements with companies including IBM, Microsoft, Oracle, SAP, and SAS. Inxight is already a member of the Business Objects Technology Partner Program.
“We’re excited to join the Business Objects team, and already see incredible opportunities for synergies and applications of our technology,” said Ian Bonner, president and CEO of Inxight. “BusinessObjects XI will provide cleansing, auditing, and data processing capabilities that no other text analytics solutions currently possess, while the Business Objects reporting, analysis and dashboards will allow text analysis to be delivered in a familiar way to a very large audience. We will be able to quickly and easily incorporate text analytics and unstructured data into the decision-making workflows of millions of information workers and start to bring these technologies into the mainstream.”
Delivering Full Spectrum Business Intelligence
Traditional business intelligence offerings focus on accessing, analyzing, and sharing information almost exclusively from structured sources such as operational systems and data warehouses. While this information is very useful in helping companies improve performance, it represents only a small fraction of the available data within an organization. Such structured data doesn’t provide a view into the human side of information — the unstructured thoughts, feelings, and emotions of customers, partners, and employees that are typically captured in unstructured formats.

Business Objects is aiming to break down the barriers to full spectrum BI, and deliver the first solution that natively combines both structured and unstructured data across all areas of business intelligence – from enterprise information management to information discovery and delivery to performance management. This will help customers combine both quantitative and qualitative information to gain a more complete and accurate view of their business.
Inxight’s suite of products includes powerful search federation; summarization, categorization, and clustering; fact and entity extraction; taxonomy creation; and visualization. These products support the analysis and understanding of relationships, trends, timelines, and patterns in data that would otherwise go unnoticed.
For example, Inxight technology is being used in the analysis of customer interactions in call centers and online customer chat sessions, which are typically inaccessible by traditional BI systems. This analysis can uncover customer dissatisfaction and product and pricing issues earlier, resulting in faster, proactive product changes and customer communications. Inxight’s text analytics software is also being used to uncover risk areas in email, such as private or sensitive data leaving an organization in violation of internal or externally mandated policy.
With this acquisition, Business Objects expands its leadership in extending BI to embrace enterprise search. Going beyond basic keyword searches and solutions that simply provide a ranked listing of searched items, Inxight’s web services-based federated search and extraction capabilities extend the value of enterprise search engines by instantly clustering and filtering results from multiple search engines, including Google Search Appliance and Oracle Secure Enterprise Search. By providing a BI platform that leverages these capabilities, Business Objects will become the first vendor to bridge the gap between search and intelligence – delivering a broader view of data and dramatically accelerating the ability to locate hidden information in search results that might otherwise be overlooked.
About Inxight
Inxight Software, Inc. is the leading provider of enterprise software solutions for information discovery. Using Inxight solutions, organizations can access and analyze unstructured, semi-structured and structured text to extract key information to enable business intelligence. Inxight is the only company that provides a complete, scalable solution enabling information discovery in more than 30 languages. The company has offices throughout the United States and Europe. For more information, visit www.inxight.com or call 1-408-738-6200 or +44 (0) 1252 761314.
About Business Objects
Business Objects has been a pioneer in business intelligence (BI) since the dawn of the category. Today, as the world’s leading BI software company, Business Objects transforms the way the world works through intelligent information. The company helps illuminate understanding and decision-making at more than 43,000 organizations around the globe. Through a combination of innovative technology, global consulting and education services, and the industry’s strongest and most diverse partner network, Business Objects enables companies of all sizes to make transformative business decisions based on intelligent, accurate, and timely information.
Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
Safe Harbor for Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties concerning the proposed acquisition of Inxight, Business Objects’ product and business strategies, including the products we intend to acquire from Inxight, the anticipated benefits to customers and partners resulting from the closing of the acquisition and the timing of the closing of the acquisition. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, our ability to attract and retain customer support for, and to generate revenue from, Inxight products, the outcome of regulatory reviews of the transaction, the ability of the parties to complete the proposed transaction, Business Objects’ ability to retain Inxight employees and Business Objects’ ability to realize other financial benefits from the proposed acquisition. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Form 10-Q for the quarter ended March 31, 2007 which is on file with the Securities and Exchange Commission’s website at www.sec.gov. Business Objects is not obligated to update these forward –looking statements to reflect events or circumstances after the date of this document.
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